SECURITY AGREEMENT

                                  May 27, 1998

A.    PARTIES

      1.          Austost Anstalt Schaan
                  7440 Fuerstentum
                  Lichenstein, Landstrasse 163
                  Fax: 011-431-534532895

                  Balmore Funds S.A.
                  P.O. Box 4603
                  Zurich, Switzerland
                  Fax: 011-411-201-6262

                  Beeston Investments Ltd.
                  119 Rothschild Blvd.
                  Tel Aviv, Israel
                  Fax: 011-972-25600201

                  Ellis Enterprises Ltd.
                  42A Waterloo Road
                  London, England, UW2 7UF
                  Fax: 011-441-814509004

                  The Gross Foundation Inc.
                  1660 49th Street
                  Brooklyn, New York
                  Fax: 718-851-3511

                  The Hewlett Fund, Inc.
                  1615 Avenue I, #201
                  Brooklyn, New York 11230
                  Fax: 201-363-0450

                  Investcor LLC
                  1550 54th Street
                  Brooklyn, New York 11219
                  Fax: 718-436-0736

                  ("Lender" or "Lenders" hereinafter)



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      2.          TelePad Corporation
                  380 Herndon Parkway, Suite 1900
                  Herndon, Virginia 22070
                  Fax: (703) 834-1235
                  ("Debtor" hereinafter)

B.    AGREEMENT

      Subject to the applicable terms of this Security Agreement, Debtor grants to the Lenders, in the proportion in which their interests appear from time to time, in the Obligation, hereinafter defined, a security interest in the Collateral, as hereinafter defined, to secure the payment of the Obligation.

C.    OBLIGATION

      The following is the "Obligation" secured by this agreement:

      1. Convertible promissory notes in the aggregate principal amount of $1,000,000 issued by the Debtor to the Lenders on or about the date hereof.

      2. In the event of Default, as hereinafter defined, all costs incurred by Lender to obtain, preserve, and enforce this security interest, collect the Obligation, and maintain and preserve the Collateral, and including (but not limited to) taxes, assessments, reasonable attorneys' fees and legal expenses.

D.    COLLATERAL

      1. The security interest is granted in the following, hereinafter called the "Collateral": All of the Debtor's tangible personal property, including, without limitation, all present and future subsidiaries, stock, securities, inventory, goods, merchandise, furniture, fixtures, office supplies, motor vehicles, equipment, machinery, and associated equipment (as such terms are defined for purposes of the Uniform Commercial Code of of the State of New
York), whether now owned or hereafter acquired; and all of the Debtor's other personal property, including without limitation, all present and future accounts receivable, instruments, contract rights, trademarks, trade names, copyrights, licenses, notes, bills, drafts, acceptances, general intangibles, chooses in action, and all debts, obligations and liabilities in whatever form, owing to the Debtor from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to the Debtor, and all guaranties and securities therefor; and any and all payments under, and proceeds of, any of the foregoing, provided however that this Agreement shall not apply to and the term "Collateral" shall not include any securities of L&E Computer Mounts, Incorporated (a Pennsylvania corporation), that are the subject of Pledge and Security Agreements, or similar agreements which Debtor is a party.



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E.    AGREEMENT OF DEBTOR

      1. Debtor will furnish Lender with any information on the Collateral reasonably requested by Lender; allow Lender to inspect the Collateral, and inspect and copy all records relating to the Collateral and the Obligation; sign any papers furnished by Lender which are necessary to obtain and maintain this security interest; notify Lender of any fact or circumtance warranted or repreented by Debtor in this agreement or furnished to Lender, or if any event of default occurs.


      2. Debtor warrants, to the best of Debtor's knowledge, no financing statement has been filed with respect to the Collateral. Debtor is absolute owner of the Collateral, and it is not encumbered other than by this security interest.

      3. Debtor will not allow the issuance or payment of any liquidating dividend without the prior consent of Lender.

F.    RIGHTS OF LENDER

      Lender may, in its discretion, after default, take any action Debtor is required to take or is otherwise necessary to obtain, preserve, and enforce this security interest, and maintain and preserve the Collateral, without notice to Debtor, and add costs of same to the Obligation (but Lender is under no duty to take any such action); release Collateral in its possession to Debtor, temporarily or otherwise; take control of funds generated by the Collateral, such as dividends, interest, receivables, proceeds or refunds from insurance, and use same to reduce any part of the Obligation; waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights; revoke any permission or waiver previously granted to Debtor.

G.    MISCELLANEOUS

      The rights and privileges of Lender shall inure to its successors and assigns. All representations, warranties, and agreements to Debtor shall bind Debtor's successors and assigns. Definitions in the Uniform Commercial Code apply to words and phrases in this agreement. Debtor waives presentment, demand, notice of dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral. Notice delivered via telecopier transmission or mailed certified mail to Debtor's address in Section A, or to Debtor's most recent changed address on file with Lender, at least three business days prior to the related action shall be deemed reasonable. A photographic or other reproduction of this agreement or any financing agreement signed by Debtor, is sufficient as a financing statement.

H.    DEFAULT

      1. Any of the following is an event of default: failure of Debtor to pay any part of the Obligation in accordance with its terms, or any other liability in the Obligation, any default under


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the Obligation or failure to perform any act or duty required by this Agreement;
falsity  of  any  warranty  or  representation  in  this  agreement  when  made;
substantial change in any fact warranted or represented in this agreement; involvement of Debtor in bankruptcy or insolvency proceedings; dissolution, or other termination of Debtor's existence; merger or consolidation of Debtor with another; substantial loss, theft, destruction, sale, reduction in value, encumbrance of, damage to, or change in the Collateral; material modification of any contract, the rights to which are part of the Collateral; levy on, seizure, or attachment of the Collateral which is not contested.

      2. When an event of default occurs, the entire Obligation becomes immediately due and payable at Lender's Option without notice to Debtor, and Lender may proceed to enforce payment of same and exercise any and all of the rights and remedies available to a secured party under the Uniform Commercial Code as well as all other rights and remedies.

I.    FIRST AND PRIOR LIEN

      This Security Agreement grants to Lender a first and prior lien to secure the payment of the Obligation listed herein, and extensions and renewals thereof. If Lender disposes of the Collateral following default, the proceeds of such disposition available to satisfy the Obligation shall be applied first to the Debentures included therein, and thereafter to all remaining indebtedness secured hereby, in the order in which such remaining indebtedness was executed or contracted. The lien granted herein to Lender may become subordinate to a lien in connection with non-convertible debt financing on reasonable commercial terms by Debtor but up to a maximum prior lien of $1,000,000 and provided Lender has been given seven business days prior notice of such financing.

J.    SUBSTANTIAL BENEFIT

      Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement. Nothing in this Security Agreement or in any other agreement between the parties shall require Debtor to pay or Lender to accept interest in an amount which would subject Lender to penalty under applicable law.

K.    JURISDICTION

      This Agreement shall, in all respects, be governed by the laws of the State of New York without regard to New York's conflict of laws rules applicable to agreements executed and to be wholly performed within the State of New York. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right of contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it


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within the requirement of the law.

L. The Lender agrees to execute and deliver forms UCC-3 to Debtor upon full satisfaction of the Obligation.

M.    EXECUTION OF SECURITY AGREEMENT

      This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.


                                             TELEPAD CORPORATION - Debtor
                                             a Delaware corporation

                                             By:________________________________


                                             AUSTOST ANSTALT SCHAAN - Lender


                                             By:________________________________


                                             BEESTON INVESTMENTS LTD. - Lender


                                             By:________________________________


                                             THE HEWLETT FUND, INC. - Lender


                                             By:________________________________


                                             ELLIS ENTERPRISES LTD. - Lender


                                             By:________________________________


                                             THE GROSS FOUNDATION INC. - Lender


                                             By:________________________________


                                             BALMORE FUNDS S.A. - Lender


                                             By:________________________________


                                             INVESTCOR LLC - Lender


                                             By:________________________________